EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 28, 2002, with respect to the financial statements and schedule of WebMD Corporation incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Porex Holdings, Inc. for the registration of 15,000,000 shares of its common stock.

/s/  Ernst & Young LLP

May 13, 2002